UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2010

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, Suite 1500, Salt Lake City, Utah	84133
(Address of Principal Executive Office)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 2, 2010, Zions Bancorporation (the “Company”) sent a notice to participants in the Zions Bancorporation Payshelter 401K and Employee Stock Ownership Plan (the “Plan”), including participating officers, informing them that, effective April 12, 2010, common stock of the Company (“Company Stock”) within the Plan would begin trading on a “real-time” basis. Because of this conversion from unitized stock to real-time trading stock, participants in the Plan, including any participating executive officers, were temporarily unable to request exchanges or obtain loans or distributions that involved Plan assets invested in Company Stock. The blackout period began at 4:00 p.m. Eastern time on April 5, 2010 and ended at market open on April 13, 2010. In additional to the restrictions on transactions within the Plan, from March 5, 2010 continuing through the date hereof the executive officers and directors of the Company have been subject to general trading restrictions pursuant to the terms of the Company’s Insider Trading Policy.

Any inquiries with respect to the blackout period can be directed to the Company’s Corporate Benefits Director at:

One S. Main, Suite 600

Salt Lake City, Utah, 84133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: April 19, 2010	By:	/s/ THOMAS E. LAURSEN
Thomas E. Laursen Executive Vice President and General Counsel